Exhibit 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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WILMINGTON

BEIJING
BRUSSELS
FRANKFURT
April 4, 2014	HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SÃO PAULO
SHANGHAI
Leju Holdings Limited	SINGAPORE
15/F Floor, Shoudong International Plaza	SYDNEY
No. 5 Building, Guangqu Home
Dongcheng District, Beijing 100022
People’s Republic of China

Re:               American Depositary Shares of Leju Holdings Limited (the “Company”)

Ladies and Gentlemen:

You have requested our opinion as special United States counsel concerning the statements in the Registration Statement (as described below) under the caption “Taxation—United States Federal Income Tax Considerations” in connection with the public offering of certain American Depositary Shares (“ADSs”), which represent ordinary shares, par value $0.001 per share, of the Company, pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 12, 2014 (the “Registration Statement”).

This opinion is being furnished to you pursuant to Exhibit 8.1 of the Exhibit Index of the Registration Statement.

In connection with rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

(a)                                 the Registration Statement; and

(b)                                 such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates, and records (as identified in clauses (a) and (b) of the immediately preceding paragraph).  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents.  We have relied on a representation of the Company that such documents, certificates, and records are duly authorized, valid and enforceable.

In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the Internal Revenue Code of 1986, as amended, United States Treasury regulations, judicial decisions, published positions of the United States Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect).  A change in the authorities upon which our opinion is based could affect the conclusions expressed herein.  There can be no assurance, moreover, that the opinion expressed herein will be accepted by the United States Internal Revenue Service or, if challenged, by a court.

Based on and subject to the foregoing, to the extent that the discussion states definitive legal conclusions under United States federal income tax law set forth in the Registration Statement under the heading “Taxation—United State Federal Income Tax Considerations” as to the material United States federal income tax consequences of an investment in the Company’s ADSs, and subject to the qualifications therein, it represents our opinion.

This opinion is furnished to you in connection with the sale of the securities. Except as set forth herein, we express no opinions or views regarding the United States federal income tax consequences of any transaction. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the prospectus discussion of this opinion, to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP